EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Enterprise Financial Services Corp of our report dated March 11, 2016, relating to our audit of the consolidated financial statements of Jefferson County Bancshares, Inc. and subsidiary as of and for the years ended December 31, 2015 and 2014, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Proxy Statement/ Prospectus.

St. Louis, Missouri
December 20, 2016